                                                                    EXHIBIT 3(a)

         FILED
   IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

       MAY 22 1998
NO. C15780-93
    ---------
    /s/DEAN HELLER
DEAN HELLER, SECRETARY OF STATE

                           CERTIFICATE OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION

                                      OF

                                  CLINICOR, INC.


     The undersigned, being the President and Assistant Secretary of CLINICOR, INC., do certify and set forth:

     1.  The name of the Corporation is CLINICOR, INC.

     2. Section 1 and the first paragraph of Section 2 of Article VI of the Articles of Incorporation of the Corporation shall be amended to read in their entirety as follows:

          Section 1.  Authorized Shares.  The aggregate number of shares which
                      -----------------
     the Corporation shall have authority to issue is 75,155,181, of which (a) 75,000,000 shares shall be designated "Common Stock", par value $.001 per share, (b) 5,181 shares shall be designated "Class A Convertible Preferred Stock", without par value, (c) 50,000 shares shall be designated "Class B Convertible Preferred Stock", without par value, and (d) 100,000 shares shall be designated "Class C Serial Preferred Stock", without par value. The "Class A Convertible Preferred Stock" is sometimes referred to as the "Class A Preferred Stock", the "Class B Convertible Preferred Stock" is sometimes referred to as the "Class B Preferred Stock", and both of such classes of stock are sometimes referred to collectively as the "Convertible Preferred Stock." The "Class C Serial Preferred Stock" is sometimes referred to as the "Class C Preferred Stock." The "Convertible Preferred Stock" and "Class C Preferred Stock" are sometimes referred to collectively as the "Preferred Stock".

          Section 2.  Relative Rights.  Subject to the rights of the holders of
                      ---------------
     the Preferred Stock, the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers and each share of Common Stock shall be entitled to one vote. The following is a statement of the initial designations, preferences, limitations and relative rights in respect of the shares of each class of Convertible Preferred Stock of the Corporation and the rights of the Board of Directors to designate the voting powers, designations, preferences, limitations, restrictions and relative or other rights of each series of Class C Preferred
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     Stock and to alter the voting powers, designations, preferences, limitations, restrictions and relative or other rights of the Convertible Preferred Stock. Unless otherwise indicated, references to "Sections" contained herein shall refer to subdivisions of this Section 2 of Article VI.

     3. The last sentence of Section A(3)(a) and Section B(2)(a) of Section 2 of Article VI of the Articles of Incorporation shall be amended to read in its entirety as follows:

     In any event, if the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock shall exceed the distribution required to be made to the holders of Class A Preferred Stock and the Class B Preferred Stock as herein described, such excess assets shall be distributed pro-rata among the holders of Common Stock, subject to the rights of the holders of any Class C Preferred Stock.

     4. There shall be added a new Subsection C of Section 2 of Article VI of the Articles of Incorporation, which shall read in its entirety as follows:

          C.  Class C Preferred Stock.
              -----------------------

              The Board of Directors of the Corporation is authorized at any time, and from time to time, to provide for the issuance of shares of Class C Preferred Stock in one or more series. For each series, the Board of Directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the voting powers, designations, preferences, limitations, restrictions and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

               1.  The rate and manner of payment of dividends, if any;

               2. Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

               3. The amount payable for shares in the event of liquidation, dissolution or other winding up of the Corporation;

               4. Sinking fund provisions, if any, for the redemption or purchase of shares;

               5. The terms and conditions, if any, on which shares may be converted or exchanged;

               6.  Voting rights, if any; and

                                       2
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               7. Any other rights or preferences of such shares, to the full extent now or hereafter permitted by the laws of the State of Nevada.

               The Board of Directors shall have the authority to determine the number of shares that will comprise each series.

               Each series of Class C Preferred Stock may be subordinate or senior to or pari passu with the Class A Preferred Stock and the Class B Preferred Stock, as the Board of Directors may determine. The resolution or resolutions of the Board of Directors setting forth the voting powers, designations, preferences, limitations, restrictions and relative or other rights of any series of Class C Preferred Stock may also modify the voting powers, designations, preferences, limitations, restrictions and relative or other rights of the Convertible Preferred Stock.

               Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the Corporation shall file such documents with the State of Nevada as may be required by law.

               Notwithstanding anything herein to the contrary, no series of Class C Preferred Stock may be established unless the resolutions setting forth the voting powers, designations, preferences, limitations, restrictions and relative or other rights of such series of Class C Preferred Stock (including any modification of the voting powers, designations, preferences, limitations, restrictions and relative or other rights of the Convertible Preferred Stock) are approved, in the case of each and every series of Class C Preferred Stock, by the affirmative vote or consent of the holders of at least two-thirds of the shares of Class A Preferred Stock at the time outstanding, voting separately as a class, and by the affirmative vote or consent of the holders of at least a majority of the shares of Class B Preferred Stock then outstanding, voting separately as a class.

     5. The amendment effected herein was authorized by resolutions adopted at a meeting on March 30, 1998 of the Board of Directors pursuant to Section 78.315 of the Nevada Revised Statutes, declaring the advisability thereof and calling a meeting of the shareholders for the purpose of considering and voting on the proposed amendment.

     6. The number of shares of the Corporation outstanding and entitled to vote on the amendment to the articles of incorporation at the time of adoption was 4,136,400 shares of Common Stock with one (1) vote per share, 3,930 shares of Class A Convertible Preferred Stock with six hundred sixty-six and two-thirds (666-2/3) votes per share, and 50,000 shares of Class B Convertible Preferred Stock with thirty-three and one-third (33-1/3) votes per share. The foregoing amendment was adopted by the shareholders of the corporation on May 19, 1998.

                                       3
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     7.   The number of shares of each class voted for and against such amendment, respectively was:

                                           NUMBER OF SHARES VOTED
                                           ----------------------
     CLASS                                     FOR     AGAINST
     -----                                     ---     -------

     Common Stock                           2,357,139   87,120

     Class A Convertible Preferred Stock        3,930     -0-

     Class B Convertible Preferred Stock       50,000     -0-

     IN WITNESS WHEREOF, we have executed this Certificate on this 20th day of
                                                                   ----
May, 1998.

                                       CLINICOR, INC.



                                       By:    /s/ Robert S. Sammis
                                          --------------------------------------
                                          Robert S. Sammis, President


    /s/ Lori Melton
-----------------------------------
Lori Melton, Assistant Secretary



STATE OF TEXAS      (S)
                    (S)
COUNTY OF TRAVIS    (S)

     This instrument was acknowledged before me on the 20th day of May, 1998, by
                                                       ----
Robert S. Sammis as President of Clinicor, Inc.


                                       /s/ Marilyn S. Deavours
                                       ----------------------------------------
                                       NOTARY PUBLIC, STATE OF TEXAS

--------------------------
      MARILYN S. DEAVOURS
SEAL     NOTARY PUBLIC
         STATE OF TEXAS
     COMM. EXP. 05-22-2001
--------------------------

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